UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

NextEra Energy Partners, LP

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Notice of 2019
Annual Meeting and
Proxy Statement
YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy Partners, LP
P.O. Box 14000
700 Universe Boulevard
Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Unitholders
April 22, 2019

The 2019 Annual Meeting of Unitholders of NextEra Energy Partners, LP (“NextEra Energy Partners”) will be held on Monday, April 22, 2019, at 2:00 p.m., Eastern time, at NextEra Energy Partners’ principal offices at 700 Universe Boulevard, Juno Beach, Florida to consider and act upon the following matters:
1.
election of the nominees specified in the accompanying proxy statement as directors;

2.
ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019;

3.
approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers; and

4.
such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. NextEra Energy Partners has not received notice of other matters that may properly be presented at the annual meeting.
The record date for unitholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is February 22, 2019.
Admittance to the annual meeting will be limited to unitholders as of the record date, or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the annual meeting.
NextEra Energy Partners is pleased to furnish proxy materials by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their unitholders on the internet. NextEra Energy Partners believes this rule allows it to provide you with the information you need while reducing the environmental impact and cost of the annual meeting.
Regardless of whether you expect to attend the annual meeting, please submit your proxy or voting instructions promptly on the internet or by telephone by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials.
By order of the Board of Directors,
W. Scott Seeley
Corporate Secretary
Juno Beach, Florida
March 8, 2019

NextEra Energy Partners, LP
Annual Meeting of Unitholders
April 22, 2019
PROXY STATEMENT
This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NextEra Energy Partners, LP, a Delaware limited partnership (“NextEra Energy Partners,” the “Company,” “us” or “our”), in connection with the 2019 annual meeting of NextEra Energy Partners’ unitholders to be held on Monday, April 22, 2019, at 2:00 p.m., Eastern time, at NextEra Energy Partners’ principal executive offices at 700 Universe Boulevard, Juno Beach, Florida, and at any adjournment(s) or postponement(s) of the annual meeting. Directions to the annual meeting are available by calling NextEra Energy Partners Unitholder Services at 1-855-297-7440.
ELECTRONIC DELIVERY OF PROXY MATERIALS
Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy Partners is furnishing proxy materials to its unitholders on the internet, rather than mailing paper copies of the materials to each unitholder.
On or about March 8, 2019, NextEra Energy Partners mailed to its unitholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to unitholders, on the internet. The Notice also instructs unitholders on how to access their proxy card to be able to submit their proxies on the internet or by telephone. Brokerage firms and other nominees who hold NextEra Energy Partners units on behalf of beneficial owners will be sending their own similar notice. Other unitholders, in accordance with their prior requests, have received an e-mail notification of how to access the proxy materials and submit their proxies on the internet. On or about March 8, 2019, NextEra Energy Partners also began mailing a full set of proxy materials to certain unitholders, including unitholders who have previously requested a paper copy of the proxy materials.
Internet distribution of the proxy materials is designed to expedite receipt by unitholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive NextEra Energy Partners’ proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.
How do I access the proxy materials if I received the Notice?
The Notice provides instructions regarding how to view NextEra Energy Partners’ proxy materials for the 2019 annual meeting on the internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to follow the instructions in the Notice and have available your 16-digit control number(s) contained in the Notice.
How do I request paper copies of the proxy materials?
Whether you hold NextEra Energy Partners units through a brokerage firm, bank or other nominee (in “street name”), or hold NextEra Energy Partners units directly in your name through NextEra Energy Partners’ transfer agent, Computershare Trust Company, N.A. (“Computershare”), you may request paper copies of the 2019 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD APRIL 22, 2019
This proxy statement and the NextEra Energy Partners 2018 annual report to unitholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING
What is the purpose of the annual meeting?
At the annual meeting, unitholders will act upon the matters identified in the accompanying notice of annual meeting of unitholders. These matters include the election of the nominees specified in this proxy statement as directors, ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2019 and approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers.
Who may attend the annual meeting?
Subject to space availability, all unitholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis. Registration and seating will begin at 1:30 p.m., Eastern time. If you plan to attend, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.
You will need proof of ownership of NextEra Energy Partners units on the record date to attend the annual meeting:
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If you hold units directly in your name as a unitholder of record, you may follow the instructions in the Notice to request an admission ticket by calling 855-297-7440.

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If your units are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” units of NextEra Energy Partners units as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the annual meeting.
Who is entitled to vote at the annual meeting?
Only NextEra Energy Partners unitholders at the close of business on February 22, 2019, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a unitholder on that date, you will be entitled to vote all of the NextEra Energy Partners units that you held on that date at the annual meeting or at any adjournment or postponement of the annual meeting, subject to the voting rights discussed below in “What are the voting rights of the holders of the Company’s units?”. Unitholders includes holders of common units, Series A Preferred Units (“preferred units”) and Special Voting Units (“special voting units”) as of the record date.
Each reference in this Proxy Statement to a vote of record holders of units includes record holders of common units, preferred units and special voting units.
What are the voting rights of the holders of the Company’s units?
Each NextEra Energy Partners unit will be entitled to one vote on each matter properly brought before the annual meeting. A unit refers to any unit entitled to vote at the annual meeting, including common units, preferred units and special voting units. However, as explained below, a 5% voting limitation will apply to the election of directors, and, in the circumstances described below, a separate 10% vote cutback applies to certain unitholders at the annual meeting.
What is the 5% voting limitation in the election of directors?
The 5% voting limitation only applies to the election of directors. A unitholder or any related group, including NextEra Energy, Inc. and its affiliates (the “NextEra Energy Group”), owning more than 5% of the outstanding units as of the record date cannot vote those units that are in excess of 5% in the election of directors at the annual meeting (the “5% Director Election Limitation”).
The following example of the 5% Director Election Limitation is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting.

Example of the Operation of the 5% Director Election Limitation
Unit Owner	Ownership	Original Votes	Original Voting %	5% Director Election Limitation Votes Removed	Actual Votes after 5% Director Election Limitation	Voting % After 5% Director Election Limitation
NextEra Energy Group	57%	570	57%	(520)	50	11.6%
10% Holder	10%	100	10%	(50)	50	11.6%
Other Public Unitholders	33%	330	33%	-	330	76.7%
TOTAL	100%	1000	100%	(570)	430	100.0%
What is the 10% vote cutback in the election of directors?
In the election of directors, no unitholder may cast votes greater than 9.99% of votes actually cast. A unitholder or any related group, including the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% vote cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast in the election of directors at the annual meeting (the “10% Director Election Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast.
The following example of the 10% Director Election Cutback is included for illustrative purposes only and does not represent actual ownership of units or votes at the annual meeting.
Example of the Operation of 10% Director Election Cutback
Unit Owner	Votes Cast After 5% Director Election Limitation	% of Votes Cast	10% Director Election Cutback Votes Removed	Votes Cast After 10% Director Election Cutback	% of Votes Cast After 10% Director Election Cutback
NextEra Energy Group	50	11.6%	8	42	9.77%
10% Holder	50	11.6%	8	42	9.77%
Other Public Unitholders	330	76.7%	-	330	76.74%
Proportional Votes	-	-	-	16	3.72%
TOTAL	430	100.0%	16	430	100%
In the example above, the 16 votes removed from the NextEra Energy Group and the 10% holder would be allocated and voted proportionally with all other director election votes.
How does the 10% vote cutback apply to the other items of business at the annual meeting?
Other than in the election of directors, the 10% vote cutback does not apply to the NextEra Energy Group. A unitholder or any related group, other than the NextEra Energy Group, casting votes equal to or greater than 10% of actual votes cast will be subject to a 10% vote cutback so that such unitholder(s) cannot cast votes equal to more than 9.99% of the units actually cast on each item to be voted (the “10% Cutback”). The units cast in excess of 9.99% will be allocated and voted proportionally with all other votes cast for each item.
The following example of the 10% Cutback for the items of business at the annual meeting other than director elections is included for illustrative purposes and does not represent actual ownership of units or votes at the annual meeting.

Example of the Operation of 10% Cutback in All Other Voting Items
Unit Owner	Votes Cast	% of Votes Cast	10% Cutback Votes Removed	Actual Votes Cast After 10% Cutback	% of Votes Cast After 10% Cutback
NextEra Energy Group	570	57%	-	570	57%
10% Holder	100	10%	1	99	9.9%
Other Public Unitholders	330	33%	-	330	33%
Proportional Votes	-	-	-	1	0.1%
TOTAL	1000	100%	16	1000	100%
What constitutes a quorum?
The presence at the annual meeting, in person or by proxy, of the holders of a majority of the NextEra Energy Partners units issued and outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the meeting to be conducted.
As of the record date, 171,611,473 NextEra Energy Partners units were outstanding, including 101,440,000 special voting units, 14,021,561 preferred units and 56,149,912 common units. Thus, a total of 171,611,473 votes are entitled to be present at the annual meeting and the presence of the holders of NextEra Energy Partners units representing at least 85,805,737 units will be required to establish a quorum.
In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions, and proxies received with broker non-votes on some but not all matters to be voted on will be counted as present.
A broker “non-vote” occurs when a broker, bank or other holder of record that holds units for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of our independent registered public accounting firm even if they have not received voting instructions from the beneficial owners whose units they hold. However, brokers may not vote on any of the other matters submitted to unitholders at the 2019 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” on page 6 for a discussion of the effect of broker non-votes.
How do I submit my proxy or voting instructions?
On the internet or by telephone
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On the Internet—You may submit your proxy or voting instructions on the internet 24 hours a day and up until 11:59 p.m., Eastern time, on Sunday, April 21, 2019 by going to www.proxyvote.com and following the instructions. Please have your Notice available when you access the web page. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions on the internet.

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By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number (800-690-6903) found in your Notice, 24 hours a day and up until 11:59 p.m., Eastern time, on Sunday, April 21, 2019 and following the prerecorded instructions. Please have your Notice available when you call. If you hold your units in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions by telephone.

Please see the Notice or the information your broker provided to you for more information on your voting options. NextEra Energy Partners’ proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any vote on the internet or by telephone, no later than 11:59 p.m., Eastern time, on Sunday, April 21, 2019.

If you are a unitholder of record and you submit your proxy on the internet or by telephone, but do not indicate your voting preferences, the persons named as proxies in the Notice will vote the units represented by that proxy as recommended by the Board on all proposals.
In person at the annual meeting
All unitholders may vote in person at the annual meeting. However, if you are a beneficial owner of units, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting. See the response to “Who may attend the annual meeting?” for additional information on how to attend the annual meeting.
Your vote is important. You can save us the expense of further solicitation of proxies by submitting your proxy or voting instructions promptly.
May I change my vote after I submit my proxy or voting instructions?
Yes. If you are a unitholder of record, you may revoke your proxy before it is exercised by:
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providing written notice of the revocation to the Corporate Secretary of the Company at the Company’s offices at P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

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making timely delivery of later-dated voting instructions on the internet or by telephone; or

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voting by ballot at the annual meeting; although, please note that attendance at the annual meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.
If you are a beneficial owner of units, you may submit new voting instructions by contacting your broker. You may also change your vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.
All units for which proxies have been properly submitted and not revoked will be voted at the annual meeting.
What is “householding” and how does it affect me?
NextEra Energy Partners has adopted a procedure approved by the SEC called “householding.” Under this procedure, unitholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one package containing individual copies of the Notice for each unitholder of record at the address. This procedure will reduce the volume of duplicate materials unitholders receive, conserve natural resources and reduce NextEra Energy Partners’ postage costs. Unitholders who participate in householding and request a full set of proxy materials will receive separate proxy cards.
If you are a unitholder of record and are eligible for householding, but you and other unitholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or, if requested, proxy materials in paper form, or if you hold units in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or by calling 888-218-4392. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.
If your household receives only a single package containing a copy of the Notice or, if requested, the proxy materials, and you wish to receive a separate copy for each unitholder of record, please contact Broadridge toll-free at 866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.
Beneficial owners may request information about householding from their banks, brokers or other holders of record.

What are the Board’s recommendations?
Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
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FOR election as directors of the nominees specified in this proxy statement. (See Proposal 1)

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FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019. (See Proposal 2)

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FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers. (See Proposal 3)

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In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

What vote is required to approve the matters proposed?
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Election as directors of the nominees specified in this proxy statement—A nominee for director will be elected to the Board if the votes cast for such nominee’s election by unitholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such nominee’s election. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your units on the election of directors if your broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions are also not considered votes cast and will have no legal effect on the election of directors. For a discussion of certain voting limitations applicable to the election of directors, please see “What are the voting rights of the holders of the Company’s units?” on page 2.

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Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019—The ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019 will be approved if the votes cast for the proposal by unitholders present in person or represented by proxy at the annual meeting and entitled to vote on the matter exceed the votes cast by such unitholders against such proposal (a “Majority Vote”). Since brokers are permitted under NYSE rules to vote your units on this proposal even if your broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. In determining the votes cast, the 10% Cutback, as described in “How does the 10% vote cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

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Advisory approval of the compensation of NextEra Energy Partners’ named executive officers—A Majority Vote is required to approve this non-binding advisory proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your units on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions are also not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company or the Board. However, the Board will consider the result of the vote when making future decisions regarding named executive officer (“NEO”) compensation. In determining the votes cast, the 10% Cutback, as described in “How does the 10% vote cutback apply to the other items of business at the annual meeting?” beginning on page 3, will apply to unitholders other than the NextEra Energy Group.

Who pays for the solicitation of proxies?
NextEra Energy Partners is soliciting proxies, and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of NextEra Energy Partners or its affiliates may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation. NextEra Energy Partners has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of  $12,500 plus reimbursement of out-of-pocket expenses. NextEra Energy Partners will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?
At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the annual meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your units or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING
Proposal 1: Election of the nominees specified in this proxy statement as directors
The Board is currently composed of seven members. The current directors are James L. Robo (Chairman), Susan D. Austin, Robert J. Byrne, Mark E. Hickson, John W. Ketchum, Rebecca Kujawa and Peter H. Kind. In accordance with our Third Amended and Restated Agreement of Limited Partnership (“Partnership Agreement”), four of the seven directors will be elected by unitholders at the annual meeting. The other three directors are appointed by our general partner, in its sole discretion.
Upon the recommendation of the chief executive officer, the Board has nominated the four directors listed below for election as directors at the 2019 annual meeting (“Elected Directors”). Unless you specify otherwise in your voting instructions, your proxy will be voted FOR the Elected Directors. If any Elected Director becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that Elected Director may be voted for a substitute nominee selected by the Board.
The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members, provides for sufficient staffing of Board committees and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Elected Directors serve until the next annual meeting of unitholders or until their respective successors are qualified and elected.
Director Qualifications. The Company’s Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at http://www.investor.nexteraenergypartners.com, identify Board membership qualifications, including experience, skills and attributes that are considered by the Board in recommending nominees for Board membership. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its unitholders. Qualifications, attributes and other factors considered by the Board in recommending director nominees include, but are not limited to, the following:
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integrity, competence, insight, creativity and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance;

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attained a prominent position in their field of endeavor;

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broad business experience;

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the ability to exercise sound business judgment;

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the ability to draw on experience relative to significant issues facing the Board and the Company;

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experience in the Company’s industry or in another industry or endeavor with practical application to the needs of the Company and the Board;

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sufficient time and dedication for preparation as well as participation in Board and committee deliberations (including by limiting service on boards of public companies to no more than four public companies, including the Company);

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possess attributes deemed appropriate given the then-current needs of the Board;

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the individual’s contribution to the achievement of a mix of directors who represent a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

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the individual’s independence as described in applicable listing standards, legislation, regulations and the Corporate Governance Principles & Guidelines; and

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whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards or regulations.

Information about each director appointed by our general partner and each director nominee is presented below and includes specific experience, qualifications, attributes and skills that led the general partner and Board to the conclusion that he or she should serve as a director. Overall, the directors appointed by our general partner and the Elected Directors represent a diverse mix of qualifications deemed beneficial to the formation of a cohesive and effective Board.

Directors Appointed by Our General Partner
The following directors were appointed by our general partner and serve a current term expiring the date that their successors are qualified and appointed.
Mark E. Hickson
Biography
Mr. Hickson, 52, has served as executive vice president, strategy and corporate development of NextEra Energy Partners since August 2017 and NextEra Energy Partners GP, Inc. (the “general partner”) since February 2017. He has also served as executive vice president, corporate development, strategy, quality and integration of NextEra Energy, Inc. (“NextEra Energy”) since May 2017 and previously served as senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Mr. Hickson previously served as vice president, strategy and corporate development of our general partner from March 2014 to February 2017 and senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016. From May 2012 to February 2015, he was vice president, strategy and corporate development of NextEra Energy. From 1997 to April 2012, Mr. Hickson served as managing director in Global Mergers and Acquisitions at Merrill Lynch & Co. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Mr. Hickson’s qualifications to serve as a director include his expertise in mergers, acquisitions and capital markets transactions through his current and prior positions. Mr. Hickson has a bachelor’s degree in aerospace engineering from Texas A&M University and a MBA from Columbia University, where he graduated with honors.
John W. Ketchum
Biography
Mr. Ketchum, 48, was named president of NextEra Energy Partners effective March 1, 2019. Previously, he served as chief financial officer of NextEra Energy Partners since August 2017 and its general partner since March 2016. He was also named president and chief executive officer of NextEra Energy Resources, LLC (“NextEra Energy Resources”) effective March 1, 2019. Mr. Ketchum also served as executive vice president, finance and chief financial officer of NextEra Energy since March 2016. Previously, Mr. Ketchum served as NextEra Energy’s senior vice president, finance from February 2015 to March 2016. From December 2013 to February 2015, he was senior vice president, business management and finance and from December 2012 to December 2013, he was senior vice president, business management of NextEra Energy Resources. Mr. Ketchum served as vice president, general counsel & secretary of NextEra Energy Resources from June 2009 to December 2012. Mr. Ketchum joined NextEra Energy in 2002 and held various business, finance and legal roles prior to being named vice president, general counsel & secretary of NextEra Energy Resources. Prior to joining NextEra Energy in 2002, Mr. Ketchum served as corporate counsel to TECO Energy and as a corporate and securities law associate for Holland & Knight, LLP in Tampa, Florida. He began his career as a tax lawyer for Lathrop & Gage in Kansas City, Missouri, and, prior to that, worked in corporate banking. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and has served on the board of our general partner since March 2016.
Qualifications
Mr. Ketchum’s qualifications to serve as a director include his experience in finance, financial reporting and management gained through his roles as the executive vice president, finance and chief financial officer and senior vice president, finance of NextEra Energy. Mr. Ketchum also has experience leading a growing business as NextEra Energy’s senior vice president, business management. He has a Bachelor of Arts degree in economics and finance, magna cum laude, from the University of Arizona, and Master of Laws in taxation and Juris Doctor degrees from the University of Missouri — Kansas City School of Law.

Rebecca Kujawa
Biography
Ms. Kujawa, 43, was appointed as a director and chief financial officer of NextEra Energy Partners effective March 1, 2019. Previously, she was vice president, business management of NextEra Energy since 2012. Ms. Kujawa joined NextEra Energy in 2007 and has held various business and finance roles, including as the director of investment relations for NextEra Energy.
Qualifications
Ms. Kujawa’s qualifications to serve as a director include her experience in business management and energy marketing roles for subsidiaries of NextEra Energy as well as her experience as an equities and equities derivative analyst prior to joining NextEra Energy. She also holds a Chartered Financial Analyst (CFA) designation. Ms. Kujawa has a Bachelor of Arts degree in public policy studies from Duke University.
Director Nominees
The following Elected Directors currently serve as directors of the Board and have been nominated by the Board for election at the 2019 annual meeting. If elected, each Elected Director will serve until the next annual meeting of unitholders or until a successor Elected Director has been qualified and elected.
Susan D. Austin
Biography
Ms. Austin, 51, has been a senior managing director with Brock Capital LLC, an investment banking firm focusing on strategic and corporate advisory services, since October 2014. In addition, she served as vice chairman of Sheridan Broadcasting Corporation (“SBC"), a radio broadcasting company, until July 2017, where she served in various leadership capacities since joining the company in 2002 as vice president of strategic planning and treasurer. In 2004, Ms. Austin became president of the Sheridan Gospel Network and, in 2007, was named senior vice president and chief financial officer of SBC. She was promoted to vice chairman of SBC in July 2013. Prior to joining SBC, Ms. Austin spent 10 years in investment banking, specializing in telecommunications and media finance. Ms. Austin serves as an independent trustee or director of certain Prudential Insurance mutual funds (since 2011). She was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from February 2015 until August 2017.
Qualifications
Ms. Austin’s qualifications to serve as a director include her expertise in strategic planning, treasury operations, finance and capital markets transactions through her current and prior positions. Ms. Austin has a Bachelor of Arts degree in mathematics from Harvard College and a MBA from Stanford University Graduate School of Business.
Robert J. Byrne
Biography
Mr. Byrne, 57, has served as a director of Masonite International Corporation (“Masonite”), one of the largest manufacturers of doors in the world, since June 2009 and has been chairman of the board of Masonite since July 2010. Mr. Byrne was the founder and served as the president of Power Pro-Tech Services, Inc., which specialized in the installation, maintenance and repair of emergency power and solar photovoltaic power systems, until it was sold in 2017 to PowerSecure. From 1999 to 2001, Mr. Byrne was executive vice president and chief financial officer of EPIK Communications, a start-up telecommunications company which merged with Progress Telecom in 2001 and was subsequently acquired by Level3 Communications. Having begun his career in investment banking, Mr. Byrne served as partner at Advent International, a global private equity firm, from 1997 to 1999 and immediately prior to that, from 1993 to 1997, served as a director of Orion Capital Partners. Mr. Byrne formerly served as an independent director of the board of the general partner for NextEra Energy Partners from July 2014 through April 2017. Mr. Byrne was appointed to the Board in December 2018.

Qualifications
Mr. Byrne’s qualifications to serve as a director include his expertise in the founding and managing of businesses in the electric power industry and telecommunications industry as well as his experience as the chairman of Masonite and as a former member of Masonite’s audit committee. Mr. Byrne has bachelor’s degree, summa cum laude, from the Wharton School at the University of Pennsylvania and an MBA from Harvard Business School.
Peter H. Kind
Biography
Mr. Kind, 62, is executive director of Energy Infrastructure Advocates LLC, an independent financial and strategic advisory firm. From 2009 to 2011, Mr. Kind was a Senior Managing Director of Macquarie Capital, an investment banking firm. From 2005 to 2009, Mr. Kind was a Managing Director of Banc of America Securities. Mr. Kind, a certified public accountant (“CPA”), also has experience in the audit of large public energy companies. Mr. Kind has served as a director and chairman of the audit committee of the general partner of Enable Midstream Partners, LP since February 2014. He was appointed to the NextEra Energy Partners’ Board upon its establishment in August 2017 and previously served on the board of our general partner from July 2014 until August 2017.
Qualifications
Mr. Kind’s qualifications to serve as a director include his expertise in capital markets transactions and in public accounting and auditing in the energy industry through his current and prior positions. Mr. Kind has a Bachelor of Science degree in accounting from Iona College and a MBA from the NYU Stern School of Business. He is also a CPA.
James L. Robo
Biography
Mr. Robo, 56, has been chairman of the NextEra Energy Board of Directors since December 2013, and president and chief executive officer, and a director, of NextEra Energy since July 2012. He is also chairman of NextEra Energy’s subsidiary, Florida Power & Light Company (which has no publicly-traded stock). Prior to his succession to the role of chief executive officer, he served as president and chief operating officer of NextEra Energy since 2006. Mr. Robo joined NextEra Energy as vice president of corporate development and strategy in March 2002 and became president of NextEra Energy Resources later in 2002. He is also a director of J.B. Hunt Transport Services, Inc. (since 2002), and has served as J.B. Hunt’s lead independent director since 2012. Mr. Robo was appointed chairman and chief executive officer of NextEra Energy Partners’ Board upon its establishment in August 2017 and has served as chairman of the board and chief executive officer of our general partner since March 2014.
Qualifications
Mr. Robo’s qualifications to serve as a director include his extensive experience in operations, strategic planning, risk management and mergers and acquisitions through his current and prior positions. He also has experience in financial and risk oversight and corporate governance through his positions with the Company and NextEra Energy and his service as chairman of the audit committee of another public company. Mr. Robo has a Bachelor of Arts degree from Harvard College and a MBA from Harvard Business School.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR election of each of the four Elected Director nominees.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019
In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy Partners and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2019. Although ratification is not required, the Board is submitting the selection of Deloitte & Touche to unitholders as a matter of good corporate practice. If the unitholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to retain Deloitte & Touche as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of NextEra Energy Partners and its unitholders. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from unitholders at the annual meeting.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR ratification of appointment of Deloitte & Touche as NextEra Energy Partners’ independent registered public accounting firm for 2019.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEXTERA ENERGY PARTNERS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

Proposal 3: Approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers as disclosed in this proxy statement
The Company is asking unitholders to cast an advisory vote on the compensation of the Company’s named executive officers, which is commonly called a “say-on-pay” vote. The advisory vote, which is required pursuant to section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to approve the compensation of the Company’s named executive officers as described in the Compensation Discussion & Analysis section of this proxy statement (beginning on page 36). Although this vote is not binding, it will provide information to the Board regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Board will consider when making future determinations regarding named executive officer compensation. The Company currently plans to give unitholders the opportunity to cast an advisory vote on this matter every year, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2020 annual meeting of unitholders.
All of the named executive officers of the company are also employees of NextEra Energy. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing NextEra Energy Partners. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. NextEra Energy Partners’ named executive officers do not receive any additional compensation for their services to NextEra Energy Partners’ business.
The Company asks unitholders to approve this proposal by approving the following non-binding resolution:
RESOLVED, that the unitholders of NextEra Energy Partners, LP approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as described in the NextEra Energy Partners, LP proxy statement for the 2019 annual meeting of unitholders, including the Compensation Discussion & Analysis section.
Unless you specify otherwise in your voting instructions, your proxy will be voted FOR approval, by non-binding advisory vote, of the compensation of NextEra Energy Partners’ named executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF NEXTERA ENERGY PARTNERS’ COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

INFORMATION ABOUT NEXTERA ENERGY PARTNERS AND
MANAGEMENT
Unit Ownership of Certain Beneficial Owners and Management
The following table shows the beneficial ownership of NextEra Energy Partners units as of December 31, 2018 by the only persons known by the Company to own beneficially more than 5% of the outstanding units based on the units outstanding on the record date:
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Special Voting Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	101,440,000(1)	100%
Common Units	Neuberger Berman Group LLC 1290 Avenue of the Americas New York, NY 10104(2)	7,628,788(2)	13.6%
Common Units	Energy Income Partners, LLC 10 Wright Street Westport, CT 06880(3)	4,933,156(3)	8.8%
Common Units	The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187(4)	3,634,640(4)	6.5%
	Jennison Associates LLC 466 Lexington Avenue New York, NY 10017
Common Units	Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777(5)	2,970,806(5)	5.3%
Common Units	NextEra Energy, Inc. 700 Universe Blvd. Juno Beach, FL 33408(1)	1,402,483(1)	2.5%
Preferred Units	BlackRock, Inc. 55 East 52nd Street New York, NY 10055(6)	8,922,811(6)	63.6%
Preferred Units	KKR Flatirons Aggregator L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019(7)	5,098,750(7)	36.4%
(1)
NextEra Energy Equity Partners, LP (“NEE Equity”), which is indirectly, wholly owned by NextEra Energy, holds non-economic Special Voting Units that provide NEE Equity with an aggregate number of votes on certain matters that may be submitted for a vote of NextEra Energy Partners’ unitholders that is equal to the aggregate number of common units of NextEra Energy Operating Partners, LP (“NextEra Energy Operating Partners”) held by NEE Equity on the relevant record date. As of February 22, 2019, NEE Equity held 101,440,000 Special Voting Units. Furthermore, NextEra Energy has implemented a NextEra Energy Partners common unit repurchase program. Under the program, another subsidiary of NextEra Energy has acquired 1,402,483 common units. In the aggregate, the Special Voting Units and common units held by subsidiaries of NextEra Energy represent approximately 59.9% of outstanding voting power. See pages 2 – 4 for a description of certain limitations on the voting rights.

(2)
This information has been derived from a statement on Schedule 13G/A of Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC filed with the SEC on February 13, 2019, and is as of December 31, 2018. Neuberger Berman Group LLC and its affiliates may be deemed to be beneficial owners of securities for purposes of Exchange Act Rule 13d-3 because they or certain affiliated persons have shared power to retain, dispose of or vote the securities of unrelated clients. Neuberger Berman Group LLC or its affiliated persons do not, however, have any economic interest in the securities of those clients. The clients have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. With regard to 7,587,883 common units, Neuberger Berman Group LLC may be deemed to be the beneficial owner for purposes of Rule 13d-3 because certain affiliated persons have shared power to retain, dispose of and vote the securities. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds that hold such units. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the 7,587,883 common units. In addition to the 7,587,883 common units for which Neuberger entities also have shared power to dispose of the common units, the amount of 7,628,788 common units also includes common units from individual client accounts over which Neuberger Berman Investment Advisers LLC has shared power to dispose but does not have voting power over these units. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the amount of 7,628,788 referenced herein.

(3)
This information has been derived from a statement on Schedule 13G/A of Energy Income Partners, LLC and the individuals named in this footnote filed with the SEC on February 14, 2019 and is as of December 31, 2018. James J. Murchie, Eva Pao and John Tysseland are the portfolio managers with respect to portfolios managed by Energy Income Partners, LLC. Saul Ballesteros is a control person of Energy Income Partners, LLC. Collectively, Energy Income Partners, LLC and such individuals hold shared voting power and shared dispositive power over the 4,933,156 common units reported above.

(4)
This information has been derived from a statement on Schedule 13G/A of The Charger Corporation, First Trust Portfolios L.P. and First Trust Advisors L.P., filed with the SEC on January 24, 2019, and is as of December 31, 2018. The Charger Corporation is the general partner of both First Trust Portfolios L.P. and First Trust Advisors L.P. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts that hold common units. 3,634,640 common units are held by unit investment trusts sponsored by First Trust Portfolios L.P. First Trust Advisors L.P., an affiliate of First Trust Portfolios L.P., acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P., certain of which hold common units. None of First Trust Portfolios L.P., First Trust Advisors L.P. or The Charger Corporation has the power to vote the common units held by such unit investment trusts sponsored by First Trust Portfolios L.P. Such common units are voted by the trustee of such unit investment trusts so as to insure that the common units are voted as closely as possible in the same manner and in the same general proportion as the common units held by owners other than such unit investment trusts. First Trust Advisors L.P. and The Charger Corporation have shared voting power over 3,631,084 common units and shared dispositive power over 3,634,640 common units.

(5)
This information has been derived from (1) a statement on Schedule 13G of Prudential Financial, Inc. (“Prudential”) filed with the SEC on January 28, 2019 and (2) a statement on Schedule 13G of Jennison Associates LLC. (“Jennison”) filed with the SEC on February 1, 2019 and in each case is as of December 31, 2018. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the common unit held by such Managed Portfolios. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the common units held by the Managed Portfolios. Jennison does not file jointly with Prudential; as such, the common units reported on Jennison’s 13G may be included in the common units reported on the 13G filed by Prudential. These common units were acquired in the ordinary course of business, and not with the purpose or effect of changing or influencing control of the Company. Jennison has sole voting power over 5,200 common units and sole dispositive power over 5,200 common units. Jennison has shared voting power over 2,957,237 common units and shared dispositive power over 2,965,606 common units. Prudential has sole voting power over 2,970,806 common units and does not have sole dispositive power over any common units. Prudential does not have has shared voting power over any common units and has shared dispositive power over 2,970,806 common units.

(6)
BlackRock, Inc., through its subsidiaries Nasa A HoldCo LLC, Nasa B HoldCo LLC and Nasa Co-Invest Holdings, L.P., has sole voting power and dispositive power with respect to 8,922,811 preferred units.

(7)
KKR Flatirons Aggregator L.P., an affiliate of Kohlberg Kravis Roberts & Co. L.P., has sole voting power and sole dispositive power with respect to 5,098,750 preferred units.

The table below shows the number of NextEra Energy Partners units beneficially owned as of February 22, 2019 by each of NextEra Energy Partners’ directors (including those nominated for the 2019 annual meeting) and each named executive officer, as well as the number of units beneficially owned by all of NextEra Energy Partners’ directors and executive officers as a group. As of February 22, 2019, each individual beneficially owned less than 1%, and all directors and executive officers as a group beneficially owned less than 1%, of NextEra Energy Partners units. No units are pledged as security.
Name	Units Beneficially Owned
	Units Owned	Units Which May Be Acquired Within 60 Days	Total Units Beneficially Owned
Susan D. Austin	15,660	0	15,660
Robert J. Byrne	14,920	0	14,920
Mark E. Hickson	11,636	0	11,636
John W. Ketchum	10,791	0	10,791
Peter H. Kind	19,590	0	19,590
Armando Pimentel, Jr.	25,288	0	25,288
James L. Robo	178,074	0	178,074
All directors and executive officers as a group (10 persons)	344,925	0	344,925

Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s directors and executive officers are required to file initial reports of ownership and reports of changes of their beneficial ownership of NextEra Energy Partners units with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of these filings and written representations from the directors and executive officers that no other reports were required of them, the Company believes that all required filings were timely made in 2018.
The Company’s Security Trading Policy
The Company’s Security Trading Policy (the “Trading Policy”) prohibits hedging transactions with respect to securities of the Company. The Trading Policy provides in relevant part as follows: “Additional Prohibited Transactions. The Company considers it improper and inappropriate for any Company insider to engage in short-term or speculative transaction in the Company’s securities. It therefore is the Company’s policy that insiders may not engage in any of the following transactions: … Hedging Transactions. Certain forms of hedging or monetization transactions with respect to the Company’s securities, such as prepaid variable forwards, equity swaps and collars, allow an insider to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the insider to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other shareholders. Therefore, these transactions are prohibited under this Policy….”

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles & Guidelines/Code of Ethics
The Company’s Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and its Code of Ethics for Senior Executive and Financial Officers cover a wide range of business practices and procedures. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and the Code of Ethics for Senior Executive and Financial Officers were approved by the Board. The Code of Ethics for Senior Executive and Financial Officers applies to NextEra Energy Partners’ chairman of the board and chief executive officer, chief financial officer, president, treasurer, general counsel, controller and chief accounting officer and executive vice president, strategy and corporate development. The Code of Business Conduct & Ethics applies to all representatives of NextEra Energy Partners and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Business Conduct & Ethics and Code of Ethics for Senior Executive and Financial Officers are available on the Company’s website at www.nexteraenergypartners.com. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers that are required to be disclosed to unitholders under SEC rules will be disclosed on the Company’s website at the address listed above. The Company will provide a printed copy of its Code of Business Conduct & Ethics upon request by a unitholder to the Corporate Secretary of NextEra Energy Partners by mail or courier service c/ o NextEra Energy Partners, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attn: Corporate Secretary.
Director Independence
The NYSE does not require a listed publicly traded limited partnership, such as the Company, to have a majority of independent directors on the board of directors. The Board conducts an annual review regarding the independence from the Company of each of its members, and, in addition, assesses the independence of any new member at the time that the new member is considered for appointment to or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards are also set forth or referred to in the Corporate Governance Principles & Guidelines, which is available on the Company’s website at www.nexteraenergypartners.com. The Board must affirmatively determine that a director has no material relationship with NextEra Energy Partners (directly or as a partner, shareholder or officer of an organization that has a relationship with NextEra Energy Partners) in order to determine that the director is independent. As set forth in the Corporate Governance Principles & Guidelines, the Board considers all relevant facts and circumstances in making independence determinations. In particular, when assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
The NYSE standards and Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) include an additional requirement that members of the audit committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation for service as a director.
Based on its review conducted in accordance with the Company’s Corporate Governance Principles & Guidelines and the NYSE standards, the Board determined that Susan D. Austin, Robert J. Byrne and Peter H. Kind, constituting all three non-employee directors of NextEra Energy Partners, are independent under the NYSE standards (including the separate Audit Committee standards) and the Company’s Corporate Governance Principles & Guidelines.
Board Leadership Structure
As set forth in the Company’s Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is best served by maintaining a structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges.

Executive sessions of NextEra Energy Partners’ independent directors are regularly scheduled. The chairman of the Audit Committee chairs the Board executive sessions, and thereafter provides feedback to the chairman of the Board. The Board believes that having regular Board executive sessions, three independent directors and the corporate governance structures and processes described in this proxy statement allow the Board to maintain effective oversight of management. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors. The Board does not have a lead director.
Board Role in Risk Oversight
Although it is the job of management to assess and manage the Company’s risks, the Board and its Audit Committee (each where applicable) discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken and evaluate reports from various functions with the management team on risk assessment and management. The Board interfaces regularly with management and receives periodic reports that include updates on financial, legal and risk management matters. The Audit Committee assists the Board in oversight of the integrity of the Company’s financial statements. The Audit Committee also reviews and assesses the performance of the Company’s internal audit function and its independent auditors. The Board receives regular reports from the Audit Committee.
Director Meetings and Attendance
The Board and its committees meet on a regular schedule and also hold special meetings from time to time. The Board met five times in 2018. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during 2018.
The Company currently does not have a policy with regard to director attendance at the annual meeting of unitholders. All seven of the directors attended the 2017 annual meeting of unitholders.
Board Committees
The standing committees of the Board are the Audit Committee and the Conflicts Committee. Each committee regularly reports its activities and actions to the full Board, generally at the next Board meeting following the committee meeting. Each of the committees operates under a charter approved by the Board and the Audit Committee conducts an annual evaluation of its performance. The charter of the Audit Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charter of the Conflicts Committee. The current membership and functions of the committees are described below.
Compensation Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a compensation committee. NextEra Energy Partners named executive officers do not receive any additional compensation for their services to NextEra Energy Partners’ business. Any compensation to be paid to the Company’s executive officers is reviewed and approved by the Board because it performs the functions of a compensation committee when such committee is needed.
Compensation Committee Interlocks and Insider Participation
As discussed above, the Company does not have a compensation committee. Any compensation to be paid to the Company’s executive officers is reviewed and approved by the Board because it performs the functions of a compensation committee when such committee is needed. During the year ended December 31, 2018, none of the directors or executive officers served as a member of a compensation committee of another entity that has, or has had, an executive officer who served as a member of the Board during 2018. During the year ended December 31, 2018, the following officers of NextEra Energy served on the Board: Messrs. Robo, Hickson, Ketchum and Armando Pimentel, Jr.
Nominating Committee
Because the Company is a limited partnership, it is not required by the rules of the NYSE to have a nominating committee. All functions of a nominating committee are performed by the Board as a whole, including consideration of director nominees.

Audit Committee
The Board has an Audit Committee composed of Messrs. Byrne (Chair) and Kind and Ms. Austin, each of whom satisfy the independence standards of the NYSE and the Exchange Act. These standards are also set forth or referred to in the Corporate Governance Principles & Guidelines, which is available on the Company’s website at www.nexteraenergypartners.com. The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and each of them also qualify as an “audit committee financial expert” as such term is defined under the SEC’s regulations. The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and the Company’s compliance with related legal and regulatory requirements, corporate policies and controls. The Audit Committee has the sole authority to retain and terminate the Company’s independent registered public accounting firm, approve all auditing services and related fees and the terms thereof and pre-approve any non-audit services to be rendered by the Company’s independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of the Company’s independent registered public accounting firm and for establishing procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. The Audit Committee met five times in 2018. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Conflicts Committee
The Conflicts Committee is composed of Messrs. Kind (Chair) and Byrne and Ms. Austin. The Conflicts Committee determines if the resolution of any conflict of interest referred to it is in the best interests of the Company and its unitholders. The charter of the Conflicts Committee provides that the members of the committee may not be officers or employees of NextEra Energy Partners or its general partner or directors, officers or employees of their affiliates, may not hold an ownership interest in NextEra Energy Partners’ general partner or its affiliates other than NextEra Energy Partners common units, including common units or awards under any long-term incentive plan, equity compensation plan or similar plan implemented by the Company and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors. Any matters approved by the Conflicts Committee in good faith will be deemed to be approved by all of the Company’s unitholders and not a breach of any duties owed to the unitholders of the Company by NextEra Energy Partners, its general partner or the Board. A more detailed description of the Conflicts Committee’s duties and responsibilities is contained in the Conflicts Committee charter, which is available on the Company’s website at www.nexteraenergypartners.com.
Consideration of Director Nominees
Proxy Access Unitholder Nominees
Pursuant to the Partnership Agreement, a holder (or a group of up to 20 unitholders) owning common units representing at least 10% of the voting power, including common units and special voting units, of the Company continuously for the relevant holding period may nominate and include in the Company’s proxy statement up to two directors (“Proxy Access Directors”). No more than four Proxy Access Directors are permitted to be included each year in the Company’s proxy materials. Unless a shorter holding period is specified by the Board, the holding period for the 2020 annual meeting is two years. Notice of Proxy Access Director nominees for the 2020 annual meeting of unitholders should be addressed to the Corporate Secretary, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received no earlier than November 7, 2019 and no later than the close of business on December 7, 2019. In the event that the 2020 annual meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the 2019 annual meeting, the notice of Proxy Access Director nominees must be received on the later of the close of business on the 120th day prior to the date of the 2020 annual meeting or the 10th day following the public announcement of the date of the 2020 annual meeting is first made by the Company. A copy of the Partnership Agreement which contains the complete proxy access requirements is available at www.nexteraenergypartners.com. The proxy access mechanism is the exclusive means through which a common unitholder may nominate a candidate for election to the Board.
Director Qualifications
In addition to the qualifications for directors set forth under Proposal 1, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’s board.
Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election.
Identifying and Evaluating Nominees for Directors
Candidates may come to the attention of the Board through current Board members, professional search firms, unitholders or other persons. Candidates are evaluated at regular or special meetings of the Board, and may be considered at any time during the year. The Board considers all nominee recommendations, including those from unitholders, in the same manner when determining candidates for the Board. If any materials are provided by a unitholder in connection with the recommendation of a director candidate, such materials are provided to the Board. In evaluating nominations, the Board seeks to achieve a diverse balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see “Proxy Access Unitholder Nominees” above and “Director Qualifications” above and as set forth under Proposal 1.
Communications with the Board
The Board has established procedures by which unitholders and other interested parties may communicate with the Board, any Board committee or any one or more other directors. Such parties may write to one or more directors, care of General Counsel, NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408. They may also contact any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics by calling 561-694-4644.
The Board has instructed the Company’s general counsel to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:
(1)
Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy Partners, LP Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2)
All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the general counsel to the applicable directors, including, as appropriate under the circumstances, to the chairman of the Company’s Board of Directors and/or the appropriate committee chair.

(3)
All other unitholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints, or business solicitations or advertisements, generally will not be forwarded to any director unless the director otherwise requests or the general counsel determines otherwise.
Procedures for Review, Approval and Ratification of Related Person Transactions
The Conflicts Committee of the Board reviews and approves related person transactions to the extent required by the Partnership Agreement or to the extent that the Board seeks the approval of the Conflicts Committee.
The management of the Company is charged with primary responsibility for determining whether, based on the facts and circumstances, a proposed transaction is a related person transaction. For the purposes of this determination, (1) a related person includes any director or executive officer of the Company, any nominee for director of the Company, any unitholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member of any such person and (2) a related person transaction includes any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

If, after weighing all of the facts and circumstances, management determines that a proposed transaction is a related person transaction, management must present the proposed transaction to the Board for review or, if impracticable under the circumstances, to the chairman of the board. The Board must then either approve or reject the transaction. The Board may, but is not required to, seek the approval of the Conflicts Committee for the resolution of any related person transaction.
In addition, certain transactions must be referred to the Conflicts Committee pursuant to the terms of the Company’s partnership agreement and the conflicts committee’s charter. The Conflicts Committee charter is available on the Company’s website at www.nexteraenergypartners.com.
Transactions with Related Persons
NextEra Energy Equity Partners, LP (“NEE Equity”), a wholly-owned subsidiary of NextEra Energy, owns all of the Company’s special voting units and a majority of the common units of NextEra Energy Operating Partners, LP (“NEP OpCo”).
The following is a summary of certain agreements between the Company and NextEra Energy or its affiliates. Because of the Company’s relationship with NextEra Energy, the agreements may not be as favorable to the Company as they might have been had the Company negotiated them with an unaffiliated third party.
Amended and Restated Management Services Agreement
The Company, NEP OpCo and NextEra Energy Operating Partners GP, LLC, NEP OpCo’s general partner (“NEP OpCo GP”) entered into the Amended and Restated Management Services Agreement, dated August 4, 2017 (the “MSA”), with NextEra Energy Management Partners, LP (“NEE Management”), under which:
•
NEE Management provides or arranges for the provision of management, operations and administrative services to the Company and its subsidiaries under the direction of the Board, including managing their day-to-day affairs and providing individuals to act as executive officers and directors, to the extent such services are not otherwise provided under operations and maintenance services agreements and administrative service agreements (“ASAs”) between affiliates of NextEra Energy and the Company’s subsidiaries;

•
NEP OpCo pays, on the Company’s behalf, all operations and maintenance services fees or other expenses the Company or its subsidiaries incur; and

•
NEP OpCo makes certain payments to NEE Management based on the achievement by NEP OpCo of certain target quarterly distribution levels to its common unitholders.

Under the MSA, among other restrictions, NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services are required to refrain from taking any action that, to NEE Management’s knowledge, at the time such action is taken, is intended to materially conflict with or directly contravene any resolution or other determination of the Board, in each case relating to the following significant activities of the Company:
•
establishing and approving the Company’s annual operating budget;

•
evaluating and approving capital decisions;

•
evaluating and approving debt and equity financing decisions;

•
assessing and approving quarterly cash distributions to unitholders; and

•
analyzing and approving related party transactions among NEE Management, its subsidiaries and any other entity or individual that NEE Management has arranged to provide services.

NEP OpCo pays NEE Management an annual management fee equal to the greater of  (1) 1% of the sum of NEP OpCo’s net income plus interest expense, income tax expense and depreciation and amortization expense less certain non-cash, non-recurring items for the most recently ended fiscal year (calculated prior to the deduction of such fee and other fees paid under the MSA, such amount the “calculated fee”) and (2) $4 million (adjusted for inflation beginning in 2016). The management fee is paid in quarterly installments of  $1 million (adjusted for inflation beginning in 2016) with an additional payment each January to the extent the calculated fee exceeds $4 million in the prior fiscal year (adjusted for inflation beginning in 2016). NEE Management is also entitled to receive an incentive distribution right fee (“IDR fee”) based on the hypothetical amount of distributions NEP OpCo would be able to make to its common unitholders without giving effect to the IDR fee as an operating expense. The IDR Fee payments to NEE Management under the MSA will continue for so long as NEP OpCo’s partnership agreement remains in effect, even if the MSA otherwise terminates in accordance with its terms. For the year ended December 31, 2018, NEE Management received a total of approximately $78 million in compensation under the MSA, including the IDR fees.
The MSA is in full force and effect until January 1, 2068 and will automatically renew for successive five-year periods unless NEP OpCo or NEE Management provides written notice that it does not wish the agreement to be renewed. However, NEP OpCo is able to terminate the MSA prior to the expiration of its term upon 90 days’ prior written notice of termination to NEE Management upon the occurrence of certain events. The MSA also expressly provides that the agreement may not be terminated by the Company due solely to the poor performance or the under-performance of any of the Company’s operations. NEE Management is also permitted to terminate the MSA upon the occurrence of certain events.
Operations and Maintenance Services Agreements
Affiliates of NextEra Energy Resources, an indirect wholly owned subsidiary of NextEra Energy, and certain of the Company’s subsidiaries listed below have entered into operations and maintenance services agreements under which such NextEra Energy Resources affiliates provide operations and maintenance services to the renewable energy projects in the Company’s portfolio. A brief description of the operations and maintenance services agreements is provided below.
Projects
Wind
The wind project entities identified in the table below (collectively, the “Wind Project Entities”) entered into operations and maintenance services agreements (each, a “Wind O&M Agreement”) with NextEra Energy Operating Services, LLC, an indirect wholly owned subsidiary of NextEra Energy (“NEOS”), dated as of the following dates:
Wind Project Entity	Date
Ashtabula Wind III, LLC	December 22, 2010, as amended and restated July 24, 2015
Baldwin Wind, LLC	July 6, 2010
Brady Wind II, LLC	September 1, 2016
Brady Wind Interconnection, LLC	September 1, 2016
Brady Wind, LLC	September 1, 2016
Breckinridge Wind Project, LLC	August 28, 2015, as amended and restated October 12, 2015
Carousel Wind Farm, LLC	November 1, 2015
Cedar Bluff Wind, LLC	September 23, 2015
Cottonwood Wind Project, LLC	October 26, 2017
Elk City Wind, LLC	May 21, 2009
FPL Energy Vansycle L.L.C.	December 19, 2003, as amended and restated July 24, 2015
Golden Hills North Wind, LLC	October 26, 2017
Golden Hills Wind, LLC	September 23, 2015
Golden West Power Partners, LLC	September 23, 2015
Javelina Wind Energy, LLC	December 30, 2015
Javelina Wind Energy II, LLC	September 30, 2016
Kingman Wind Energy I, LLC	August 31, 2016, as amended and restated December 1, 2016
Kingman Wind Energy II, LLC	August 31, 2016, as amended and restated December 1, 2016
Mammoth Plains Wind Project, LLC	October 27, 2014, as amended and restated December 18, 2014
NextEra Energy Bluff Point, LLC	October 26, 2017
Ninnescah Wind Energy, LLC	August 31, 2016
Northern Colorado Wind Energy, LLC	April 10, 2009
Palo Duro Wind Energy, LLC	October 28, 2014
Perrin Ranch Wind, LLC	August 23, 2012 with an effective date of June 29, 2012
Rush Springs Wind Energy, LLC	September 27, 2016
Seiling Wind II, LLC	October 28, 2014
Seiling Wind, LLC	October 28, 2014
Tuscola Bay Wind, LLC	August 23, 2012

Under each Wind O&M Agreement, NEOS provides customary day-to-day operations and maintenance services. NEOS is required to provide each Wind Project Entity a proposed annual budget for its review prior to the beginning of each operating year, which budget will be agreed upon between NEOS and the Wind Project Entity. Each Wind O&M Agreement has a term of 20 years, which will be automatically extended for an additional five-year period unless the applicable Wind Project Entity provides notice to NEOS that it does not wish the term to be extended. Each Wind O&M Agreement contains customary termination provisions.
In consideration for the performance of operations and maintenance services, NEOS receives a fixed annual fee paid in monthly installments. The annual fee for each project (except FPL Energy Vansycle L.L.C., which was $1,500 excluding annual inflation adjustments) was $1,250 (excluding annual inflation adjustments) for each MW of nameplate capacity for the first year of the term of the applicable Wind O&M Agreement and is adjusted annually based on the U.S. Consumer Price Index (“U.S. CPI”). In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each Wind O&M Agreement also requires that the applicable Wind Project Entity provide, or pay for costs incurred by NEOS in providing, utility services to the project. For the year ended December 31, 2018, NEOS received a total of approximately $3.9 million in compensation under the Wind O&M Agreements, including reimbursement of expenses.
Solar
The solar project entities identified in the table below (collectively, the “Solar Project Entities”) entered into operations and maintenance services agreements (the “Solar O&M Agreements”) with NEOS, dated as of the following dates:
Solar Project Entity	Date
Adelanto Solar II, LLC	April 7, 2015
Adelanto Solar, LLC	April 7, 2015
Genesis Solar, LLC	August 22, 2011
McCoy Solar, LLC	December 19, 2014
Mountain View Solar, LLC	October 2, 2013, as amended and restated June 2, 2014
Shafter Solar, LLC	April 7, 2015, as amended May 29, 2015
Under each Solar O&M Agreement, NEOS provides customary day-to-day operations and maintenance services. NEOS is required to provide each Solar Project Entity a proposed annual budget for its review prior to the beginning of each operating year, which budget will be agreed upon between NEOS and the Solar Project Entity. The Solar O&M Agreement with Genesis Solar, LLC has a term of 30 years, which will be automatically extended for an additional five-year period unless Genesis Solar, LLC provides prior notice to NEOS that it does not wish the term to be extended. The Solar O&M Agreement with each other Solar Project Entity has a term of 25 years, which will be automatically extended for an additional five-year period unless such entity provides prior notice to NEOS that it does not wish the term to be extended. Each Solar O&M Agreement contains customary termination provisions.
In consideration for the performance of operations and maintenance services, NEOS receives a fixed annual fee paid in monthly installments. The annual fee under the Solar O&M Agreement with Genesis Solar, LLC was $1,000,000 in 2013 and is adjusted annually based on U.S. CPI. The annual fee for each other project was $1,500 (excluding annual inflation adjustments) for each MW of nameplate capacity for the first year of the term of the applicable Solar O&M Agreement and is adjusted annually based on U.S. CPI. In addition to the fixed annual fee, NEOS is entitled to be reimbursed for those reasonable and actual direct costs that are incurred by NEOS in the performance of its duties. Each of the Solar O&M Agreements also requires that the applicable Solar Project Entity provide, or pay for costs incurred by NEOS, for utility services provided to the project. For the year ended December 31, 2018, NEOS received a total of approximately $1.6 million in fees and reimbursements under the Solar O&M Agreements.
Administrative Services Agreements
Affiliates of NextEra Energy Resources and certain of the Company’s subsidiaries have entered into ASAs, pursuant to which such NextEra Energy Resources affiliates provide administrative services to the projects in the Company’s portfolio. A brief description of the ASAs is provided below.
Projects
Each of the entities listed below, excluding NET Holdings Management, LLC, entered into an ASA with NextEra Energy Resources, and NET Holdings Management, LLC entered into an ASA with a subsidiary of NextEra Energy Resources

(collectively, the “Project ASAs”). Pursuant to the Project ASAs, NextEra Energy Resources or its subsidiary provides customary administrative services for the projects. Each of the Project ASAs, except the Project ASAs for each of Genesis Solar, LLC, Genesis Solar Funding LLC and NET Holdings Management, LLC, has an initial term of 20 years. The Project ASAs for each of Genesis Solar, LLC and Genesis Solar Funding, LLC has an initial term of 25 years. The Project ASA for NET Holdings Management, LLC has an initial term of five years. Upon the expiration of the applicable initial term, each Project ASA will be extended for an additional five-year period unless the applicable entity informs NextEra Energy Resources in writing that it does not intend to extend the term of the agreement. Each Project ASA contains customary termination provisions.
In consideration for the performance of the administrative services, a subsidiary of NextEra Energy Resources receives an annual fee, which is the full and complete compensation for all costs incurred by NextEra Energy Resources in performing administrative services, except for all out of pocket expenses for which NextEra Energy Resources is entitled to reimbursement from the applicable entity. The date of, and the annual fee payable (excluding inflation adjustments) under, each of the Project ASAs in 2018 was:
Party	Date of Agreement	Annual Fee
Adelanto Solar Holdings, LLC	April 7, 2015	$1
Adelanto Solar II, LLC	April 7, 2015	$125,000
Adelanto Solar, LLC	April 7, 2015	$125,000
Ashtabula Wind III, LLC	December 22, 2010, as amended and restated July 24, 2015	$125,000
Baldwin Wind, LLC	July 6, 2010	$125,000
Bayhawk Wind, LLC	September 23, 2015	$125,000
Brady Interconnection, LLC	September 1, 2016	$1
Brady Wind II, LLC	September 1, 2016	$125,000
Brady Wind, LLC	September 1, 2016	$125,000
Breckinridge Wind Project, LLC	August 28, 2015, as amended and restated October 12, 2015	$125,000
Canyon Wind	August 23, 2012	$125,000
Canyon Wind, LLC	August 23, 2012	$125,000
Carousel Wind Farm, LLC	November 1, 2015	$125,000
Cedar Bluff Wind, LLC	September 23, 2015	$125,000
Cottonwood Wind Project, LLC	October 26, 2017	$120,000
Desert Sunlight 250, LLC	September 29, 2011	$350,000
Desert Sunlight 300, LLC	September 29, 2011	$250,000
Desert Sunlight Holdings, LLC**	September 29, 2011	$1
Elk City Wind, LLC	May 21, 2009, as amended as of February 22, 2010	$122,400
FPL Energy Vansycle L.L.C.	December 19, 2003, as amended and restated July 24, 2015	$206,000
Genesis Solar Funding, LLC	June 13, 2014	$1
Genesis Solar, LLC	August 22, 2011	$125,000
Golden Hills Interconnection, LLC	December 14, 2015	$1
Golden Hills North, LLC	October 16, 2017	$50,000
Golden Hills Wind, LLC	September 23, 2015	$125,000
Golden West Power Partners, LLC	September 23, 2015	$125,000
Javelina Interconnection, LLC	December 30, 2015	$1
Javelina Wind Energy Holdings, LLC	December 30, 2015, as amended November 15, 2017	$1
Javelina Wind Energy II, LLC	September 20, 2016	$100,000
Javelina Wind Energy, LLC	December 30, 2015	$62,500
Kingman Wind Energy I, LLC	August 31, 2016	$125,000
Kingman Wind Energy II, LLC	August 31, 2016	$125,000
Mammoth Plains Wind Project, LLC	October 27, 2014, as amended and restated December 18, 2014	$125,000
McCoy Solar Funding, LLC	December 19, 2014	$50,000
McCoy Solar, LLC	December 19, 2014	$250,000
Meadowlark Wind, LLC	July 24, 2015	$1

Party	Date of Agreement	Annual Fee
Monarch Wind, LLC	September 20, 2016	$1
Mountain Prairie Wind	February 22, 2010	$125,000
Mountain View Solar, LLC	June 2, 2014	$125,000
NET Holdings Management, LLC	December 31, 2015	$2,250,000
NextEra Energy Bluff Point, LLC	October 26, 2017	$120,000
Ninnescah Wind Energy, LLC	August 31, 2016	$125,000
Nokota Wind, LLC	September 1, 2016	$1
Northern Colorado Wind Energy, LLC	April 10, 2009, as amended and restated February 22, 2010	$120,000
Pacific Plains Wind, LLC	October 27, 2017	$1,000
Palo Duro Interconnection Services, LLC	October 28, 2014	$1
Palo Duro Wind Energy, LLC	October 28, 2014	$125,000
Palomino Wind, LLC	August 31, 2016	$1
Perrin Ranch Wind, LLC	August 23, 2012, with an effective date of June 29, 2012	$125,000
Rush Springs Wind Energy, LLC	September 27, 2016	$100,000
Seiling Wind II, LLC	October 28, 2014	$125,000
Seiling Wind Interconnection, LLC	October 28, 2014	$1
Seiling Wind Portfolio, LLC	October 28, 2014	$125,000
Seiling Wind, LLC	October 28, 2014	$125,000
Shafter Solar, LLC	April 7, 2015	$125,000
Tuscola Bay Wind, LLC	August 23, 2012	$125,000
**
Desert Sunlight 250, LLC and Desert Sunlight 300, LLC are also parties to this agreement

These amounts are adjusted annually based on U.S. CPI in each case. For the year ended December 31, 2018, NEER received a total of approximately $8 million in compensation under the Project ASAs, which includes the annual fee and reimbursement for expenses.
Shared Facilities Agreements
The Parties listed in the table below and certain of the Company’s subsidiaries have entered into shared facilities agreements. The accompanying footnotes set forth the material terms of the shared facilities agreements in 2018.
Party	Agreement	Related Person(1)	Purpose	Payments/Share of Costs(2)
Ashtabula Wind III, LLC	Shared Facilities Agreement, dated November 30, 2010	Ashtabula Wind, LLC	Ashtabula Wind III, LLC granted right to access and use shared facilities.	$0(3)(4)(5)
Baldwin Wind, LLC	Common Facilities Services Agreement, dated October 29, 2010 amended as of May 12, 2015	FPL Energy Burleigh County Wind, LLC and Wilton Wind II, LLC	Addresses rights and responsibilities related to operations and maintenance (“O&M”) and use of common facilities.	$429,000(6)(7)
Baldwin Wind, LLC	Co-Tenancy Agreement dated October 29, 2010	FPL Energy Burleigh County Wind, LLC; Wilton Wind II, LLC	Establishes and governs rights to ownership of common facilities	Costs and expenses allocated per Common Facilities Agreement
Brady Wind, LLC	Common Facilities License Agreement dated October 24, 2016	Brady Wind II, LLC; Brady Interconnection, LLC	Brady I grants licensee to access and use common facilities	$1,500 per month
Desert Sunlight Holdings, LLC	Large Generator Interconnection Agreement Co-Tenancy Agreement dated August 19, 2011. Amended September 28, 2011	Desert Sunlight 250, LLC; Desert Sunlight 300, LLC	Sets forth rights and obligations with respect to interconnection at Red Bluff Station with Desert Sunlight Holdings, LLC as manager	Costs allocated per rata–250 at 45.45% and 300 at 54.55%

Party	Agreement	Related Person(1)	Purpose	Payments/Share of Costs(2)
FPL Energy Vansycle L.L.C.	Common Facilities Services Agreement, dated December 18, 2003	FPL Energy Stateline II, Inc.	Addresses rights and responsibilities related to O&M and use of common facilities.	$107,000(6)(8)
Golden Hills Wind, LLC; Golden Hills North, LLC	Amended and Restated Common Facilities Agreement, dated April 17, 2018	Vasco Winds, LLC	Addresses rights and responsibilities related to O&M and use of common facilities	$0(5)(9)
Golden Hills North Wind, LLC	Common Facilities Agreement dated April 17, 2018	Diablo Wind. LLC	Grants rights to access and utilize common facilities	Costs allocated pro rata upon megawatt percentage
NextEra Desert Center Blythe, LLC (Desert Center)	Shared Facilities Agreement dated August 12, 2011	Genesis Solar, LLC; McCoy Solar, LLC	Desert Center grants Genesis and McCoy non-exclusive right to access and utilize shared facilities	Costs shared 50/50 between McCoy & Genesis
Northern Colorado Wind Energy, LLC	Amended and Restated Shared Facilities Agreement, dated March 11, 2010	Peetz Logan Interconnect, LLC, Logan Wind Energy LLC and Peetz Table Wind Energy, LLC	Northern Colorado Wind Energy, LLC granted right to access and use shared transmission facilities.	$42,000(10)(11)
Palo Duro Wind Energy, LLC	Amended and Restated Shared Facilities Agreement, dated October 21, 2014	Palo Duro Wind Interconnection Services, LLC and Palo Duro Wind Energy II, LLC	Palo Duro Wind Energy, LLC granted right to access and use shared transmission facilities.	$0(4)(5)(12)
Palo Duro Wind Energy, LLC	Common Facilities Agreement dated November 13, 2014	Palo Duro Wind Energy II, LLC; Palo Duro Wind Interconnection, LLC	Grants rights and use of common facilities	$0(4)(5)(12)
FPL Energy Vansycle L.L.C.	Two Transmission Line Easement Agreements, each dated December 18, 2003	FPL Energy Stateline II, Inc.	FPL Energy Vansycle L.L.C. granted a non-exclusive easement to FPL Energy Stateline II, Inc. over certain real property owned by Stateline Project Entity relating to energy transmission by Vansycle II.	$0(6)(13)
FPL Energy Vansycle L.L.C.	Cotenancy Agreement dated December 18, 2003. Amended March 18, 2004	FPL Energy Stateline II, Inc.	Governs rights and obligations as tenants in common with respect to common facilities.	$0(6)(14)
Desert Sunlight Holdings, LLC	Co-Tenancy and Shared Facilities Agreement dated September 29, 2011	Desert Sunlight 250, LLC; Desert Sunlight 300, LLC	Sets forth rights and obligations for shared facilities with Desert Sunlight Holdings, LLC as manager	Costs allocated in proportion to co-tenancy percentage interests
(1)
Each of the related persons listed in this column is an indirect subsidiary of NextEra Energy.

(2)
Reflects amount paid by the Company subsidiary in 2018.

(3)
O&M costs and expenses for shared facilities are allocated 100% to Ashtabula Wind, LLC.

(4)
The Company’s subsidiary’s right of access and use may be restricted or suspended if a force majeure event occurs that prevents a party from fulfilling its obligations (other than payment obligations) under the agreement or a material breach occurs that is not cured within 30 days after the breaching party receives notice. If a change in law necessitates an amendment of the agreement, the parties are required to negotiate a mutually agreeable amendment.

(5)
The agreement continues until terminated by mutual agreement or on the date that all parties or their successors permanently cease operation of the applicable projects.

(6)
The agreement may be terminated upon the occurrence of certain customary events or by mutual agreement.

(7)
Baldwin Wind, LLC pays NEOS its pro rata share (based on the parties’ respective percentage ownership interests of the common facilities at the time such costs are incurred) of the O&M costs for the common facilities. At December 31, 2018, Baldwin Wind, LLC’s ownership interest was 50%. NEOS is designated as operator under the agreement. The agreement continues until December 31, 2041.

(8)
FPL Energy Vansycle L.L.C. and FPL Energy Stateline II, Inc. each pay NEOS its pro rata share (based on the parties’ respective percentage ownership interests of the common facilities at the time such costs are incurred) of the O&M costs for the common facilities. NEOS is designated as operator under the agreement. The agreement continues until December 31, 2035.

(9)
Each party is responsible for its pro rata share of all expenses attributable to the shared facilities based upon relative MW percentage of each project to the total MWs of the projects combined.

(10)
O&M costs and expenses incurred for shared facilities are shared equally among the four parties. Northern Colorado Wind Energy, LLC’s right of access and use may be restricted or suspended if a force majeure event occurs that prevents a party from fulfilling its obligations (other than payment obligations) under the agreement or a material breach occurs that is not cured within 30 days after the breaching party receives notice.

(11)
In the event of a change of control of the parties or a change in law or applicable regulations, the parties are required to negotiate and implement a mutually acceptable ownership structure for the shared facilities. The agreement continues until terminated by mutual agreement.

(12)
Palo Duro Wind Energy, LLC and Palo Duro Wind Energy II, LLC own 88% and 12%, respectively, of the membership interest in Palo Duro Wind Interconnection Services, LLC. The O&M costs and expenses of the shared facilities are allocated 100% to Palo Duro Wind Energy, LLC until such time as the project owned by Palo Duro Wind Energy II, LLC is energized, and on an 88%/12% basis with Palo Duro Wind Energy II, LLC thereafter.

(13)
Each easement agreement continues until December 31, 2035.

(14)
The agreement continues until December 31, 2035. Each party is responsible for paying all costs, expenses and charges that directly relate to its project’s use of or activities with respect to the common facilities and which are assessed under the Common Facilities Services Agreement.

Energy Management Agreements
Each of the entities below has an Energy Management Agreement (“EMA”) with NextEra Energy Marketing, LLC (“NEM”), an indirect wholly owned subsidiary of NextEra Energy. The agreement provides that NEM acts as the agent of the entity with respect to sales of energy market products. For the year ended December 31, 2018, NEM received approximately $0.6 million in compensation under each EMA.
Party	Agreement	Term
Cottonwood Wind Project, LLC	Energy Management Services Agreement dated October 27, 2017	Terminates when all Units have been transferred out of NEM’s Market Participant account
Golden Hills Wind, LLC	Amended and Restated Energy Management Services Agreement dated October 20, 2015 and effective December 5, 2014	Two (2) years then may be renewed for successive two (2) year terms upon 60 days prior notice
Javelina Wind Energy II, LLC	Amended and Restated Energy Management Services Agreement dated December 6, 2016	Twenty-five (25) years with automatic renewal for successive five (5) year terms. May elect not to renew with at least 60 days’ notice prior to renewal term
NextEra Energy Bluff Point, LLC	Restated Energy Management Agreement dated September 28, 2017	Remains in effect until either party gives 60 day notice to terminate
Rush Springs Wind Energy, LLC	Amended and Restated Energy Management Services Agreement dated December 9, 2016	Twenty-five (25) years with automatic renewal for successive five (5) year terms. May elect not to renew with at least 60 days’ notice prior to renewal term
Transmission Services Agreement
Northern Colorado Wind Energy, LLC entered into an Amended and Restated Transmission Services Agreement, dated January 18, 2010 (the “Northern Colorado TSA”), with Peetz Logan Interconnect, LLC (“PLI”). The Northern Colorado TSA will continue in effect until December 31, 2032 and will be automatically extended for successive one-year periods unless Northern Colorado Wind Energy, LLC provides prior notice to PLI that it does not wish the term to be automatically extended. Pursuant to the agreement, PLI provides transmission service for the wind project held by Northern Colorado Wind Energy, LLC from PLI’s transmission line to the Public Service Company of Colorado transmission system. Northern Colorado Wind Energy, LLC pays PLI a monthly transmission service charge to compensate PLI for operating and maintaining the transmission line. Northern Colorado Wind Energy, LLC also reimburses PLI for any sales or use taxes payable by PLI with respect to the transmission services performed under the Northern Colorado TSA. For the year ended December 31, 2018, PLI received a total of approximately $2.1 million in compensation under the Northern Colorado TSA. The Northern Colorado TSA contains customary termination provisions.
Genesis Technical Support and Services Agreement
Genesis Solar, LLC entered into a Technical Support and Services Agreement, dated August 22, 2011, with NextEra Energy Resources (the “Genesis Technical Support and Services Agreement”). The agreement may be terminated by either party at any time by giving the other party prior written notice of the effective date of the termination. Pursuant to the agreement, NextEra Energy Resources arranges for the provision of services performed by third parties; pays for other incidental expenses incurred in connection with the provision of services, for which expenses it is reimbursed; provides project siting and development services; provides engineering services; and provides construction and construction management services. NextEra Energy Resources is reimbursed for the actual cost of all third party and other services provided. For the year ended December 31, 2018, NextEra Energy Resources received no payments under the Genesis Technical Support and Services Agreement.
Intrastate Natural Gas Transportation Service Agreements
From time to time, each of Monument Pipeline LP, South Shore Pipeline, L.P., Mission Valley Pipeline Company, LP, Mission Natural Gas Company, LP and LaSalle Pipeline, LP (each, a “NGTSA Pipeline Entity”) enters into Natural Gas Transportation Agreements (collectively, the “NGTSAs”) with NEM. NEM acts on each NGTSA Pipeline Entity’s behalf with respect to such entity’s ultimate natural gas transportation customer.
Under the NGTSAs, each NGTSA Pipeline Entity provides one of six services: firm transportation service, enhanced transportation service, interruptible transportation service, authorized overrun service, park and loan service and no notice service. Each NGTSA carries an initial term that varies between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month to month basis. After the expiration of the initial term, each party may cancel the agreement upon 30 days’ or 60 days’ (depending on the contracting NGTSA Pipeline Entity) written notice to the other party.
In addition to a transportation rate payable under each NGTSA, the NGTSA Pipeline Entities are also reimbursed by NEM for certain third party fees. The below table lists the fees and reimbursements received under the NGTSAs for the year ended December 31, 2018, by each NGTSA Pipeline Entity in the aggregate, inclusive of fees and reimbursements:
Pipeline Entity	Transportation Reimbursements
LaSalle Pipeline, LP	$1,754,000
Mission Natural Gas Company, LP	$61,000
Mission Valley Pipeline Company, LP	$412,000
Monument Pipeline LP	$344,000
NET Mexico Pipeline Partners, LLC	$6,000
South Shore Pipeline, L.P.	$1,754,000
Section 311 Natural Gas Transportation Service Agreements
From time to time, Eagle Ford Midstream, LP enters into NGPA Section 311 Natural Gas Transportation Service Agreements (collectively, the “Eagle Ford NGTSAs”) with NEM. NEM acts on Eagle Ford Midstream, LP’s behalf with respect to such entity’s ultimate natural gas transportation customer. Under each Eagle Ford NGTSA, Eagle Ford Midstream, LP provides, transports and delivers natural gas on the behalf of NEM (and the ultimate customer) on a firm basis, subject to the applicable pipeline’s operational capacity and force majeure events. In addition to a transportation rate payable under each Eagle Ford NGTSA, Eagle Ford Midstream, LP is also reimbursed by NEM for certain third party fees. Each Eagle Ford NGTSA carries an initial term that may vary between one month and one year and, upon expiration of the initial term, the contract is automatically renewed on a month to month basis. After the expiration of the initial term, each party may cancel the agreement upon 30 days written notice to the other party. For the year ended December 31, 2018, NEM paid Eagle Ford Midstream, LP approximately $566,000 in the aggregate under the Eagle Ford NGTSAs, inclusive of fees and reimbursements.

Fuel Management Services Agreements
As of October 1, 2015, NET Holdings Management, LLC entered into a Fuel Management Services Agreement with NEM. NET Holdings Management, LLC is a subsidiary of NEP OpCo and owns the Company’s pipeline business located in Texas (“Texas Pipelines”). Under this agreement, NEM provides support for NET Holdings Management, LLC’s obligations to the Texas Pipelines under various natural gas sale and purchase, fuel supply, balancing, peaking and other gas-related agreements to supply and manage the Texas Pipelines. The agreement initially expired on December 31, 2016, and automatically renewed for a one-year term at that time. The agreement will automatically renew for successive one-year terms unless either party gives 60 days’ prior written notice of an election not to renew prior to the renewal. For the year ended December 31, 2018, NEM paid NET Holdings Management, LLC approximately $3,325,000 under this agreement.
Build-Out Agreements
Certain subsidiaries of the Company have entered into build-out agreements with NextEra Energy Resources. The build-out agreements provide that if NextEra Energy Resources or its affiliates construct additional wind facilities within five kilometers of any wind turbines of the applicable projects, the parties will determine whether such new facilities result in a wind interference effect, transmission access effect or operating and maintenance effect (as such terms are defined in the build-out agreements). If the construction of the additional wind facilities would have such an effect, then the NextEra Energy Resources affiliate constructing such additional wind farms shall make a payment to the affected party to compensate for such effect. For the year ended December 31, 2018, no payments were made under the build-out agreements. The date of each of the build-out agreements was:
Party(ies)	Date
Ashtabula Wind, LLC, Ashtabula Wind II, LLC and Ashtabula Wind III, LLC	April 30, 2010, as amended May 27, 2010
Baldwin Wind, LLC and Wilton Wind II, LLC	April 30, 2010
Brady Wind, LLC	December 9, 2016
Brady Wind, LLC and Brady Wind II, LLC	December 29, 2016
Breckinridge Wind Project, LLC	November 4, 2015
Golden Hills Wind, LLC and Cedar Bluff Wind, LLC	December 30, 2015
Golden West Power Partners, LLC	December 1, 2015
Hills North Wind, LLC	December 22, 2017
Javelina Wind Energy II, LLC and Rush Springs Wind Energy, LLC	December 14, 2016
Javelina Wind Energy, LLC	May 20, 2016
Kingman Wind Energy II, LLC	December 21, 2016
Mammoth Plains Wind Project, LLC	December 22, 2014
NEP Renewables, LLC	December 20, 2018
NextEra Energy Bluff Point, LLC; Cottonwood Wind Project, LLC and Golden Hills North Wind, LLC	December 22, 2017
NextEra Energy Partners Acquisitions, LLC	May 1, 2017
NextEra Energy Partners Acquisitions, LLC	November 20, 2017
Ninnescah Wind Energy, LLC, Kingman Wind Energy I, LLC and Kingman Wind Energy II, LLC	December 21, 2016
New Project Adverse Effect Agreement
Perrin Ranch Wind, LLC and Tuscola Bay Wind, LLC each entered into a New NextEra Energy Resources Project Adverse Effect Agreement, dated September 27, 2012, with NextEra Energy Resources (collectively, the “Adverse Effect Agreements”). Under the Adverse Effect Agreements, each of Perrin Ranch Wind, LLC and Tuscola Bay Wind, LLC agreed that NextEra Energy Resources or any of NextEra Energy Resources’ affiliates may construct a new wind farm or expand an existing wind farm (i) located within 2.5 miles of any of its project’s wind turbines; or (ii) that has the right to use any transmission, interconnection or other facilities of its project (a “New NextEra Project”), provided that if it is determined by a curtailment consultant that such New NextEra Project will have a detrimental effect on Perrin Ranch or Tuscola Bay, as applicable, upon the commencement of operations of such New NextEra Project, the New NextEra Project will agree to be curtailed prior to any required curtailment of Perrin Ranch or Tuscola Bay, as applicable. NextEra Energy Resources has also agreed that prior to the transfer to a non-affiliate of any direct or indirect interest in an affiliate of NextEra Energy Resources that has the right to construct a New NextEra Project, the non-affiliate will be required to become a party to the applicable Adverse Effect Agreement.
Cash Sweep and Credit Support Agreement
NextEra Energy Resources and certain of its affiliates have provided credit support (e.g., letters of credit and guarantees) to, among other persons, energy sale counterparties, interconnection providers, permitting authorities and lenders to the Company’s subsidiaries to satisfy contractual and permit obligations of the Company’s subsidiaries, to substitute for cash reserves they are required to maintain and to facilitate NextEra Energy’s cash management practices. NEP OpCo has entered into the Amended and Restated Cash Sweep and Credit Support Agreement, dated August 4, 2017 (the “CSCS Agreement”), with NextEra Energy Resources, under which:
•
NextEra Energy Resources provides certain existing limited credit support on behalf of the Company’s subsidiaries for the projects and, upon NEP OpCo’s request and at NextEra Energy Resources’ option, may agree to provide credit support on behalf of any projects the Company may acquire in the future on similar terms, and NEP OpCo will reimburse NextEra Energy Resources to the extent NextEra Energy Resources or its affiliates are required to make payments under such credit support or to post cash collateral, subject to certain exceptions; and

•
when the projects in the Company’s portfolio receive revenues or when NEP OpCo receives distributions from the Company’s subsidiaries, NextEra Energy Resources or one of its affiliates borrow excess funds from the Company’s subsidiaries, including NEP OpCo, and holds them in an account of NextEra Energy Resources or one of its affiliates for the benefit of NextEra Energy Resources and its affiliates until such funds are required to fund distributions or pay the Company’s subsidiaries’ expenses or NEP OpCo otherwise demands the returns of such funds.

NEP OpCo pays NextEra Energy Resources an annual credit support fee that is based on NextEra Energy’s borrowing costs, subject to adjustment. The fee is calculated as a fixed percentage of the aggregate amount of continuing credit support provided by NextEra Energy Resources or its affiliates to the Company’s subsidiaries, excluding credit support for which the Company’s subsidiaries do not have reimbursement obligations. If the aggregate amount of such credit support by NextEra Energy Resources or its affiliates increases or decreases, the credit support fee is adjusted accordingly as determined in good faith by NextEra Energy Resources. For the year ended December 31, 2018, NEP OpCo paid NextEra Energy Resources approximately $4 million under the CSCS Agreement.
The term of the CSCS Agreement is for ten years from July 1, 2014 and will automatically renew for successive five-year periods unless NEP OpCo or NextEra Energy Resources provides written notice that it does not wish the agreement to be renewed. However, in certain limited circumstances NEP OpCo is permitted to terminate the CSCS Agreement prior to the expiration of its term upon 90 days’ prior written notice of termination to NextEra Energy Resources. In certain limited circumstances, NextEra Energy Resources is permitted to terminate the CSCS Agreement upon 180 days’ prior written notice of termination to the Company.
ROFO Agreement
Under the Amended and Restated Right of First Offer Agreement among the Company, NEP OpCo and NextEra Energy Resources, dated as of August 4, 2017, NextEra Energy Resources has granted NEP OpCo a right of first offer on any proposed sale of any of the NextEra Energy Resources projects listed in the right of first offer agreement (the “NEER ROFO projects”) until July 1, 2020. This right of first offer does not apply to a merger of NextEra Energy Resources with or into, or sale of substantially all of NextEra Energy Resources’ assets to, an unaffiliated third party, any sale of any NEER ROFO project following which NextEra Energy Resources continues to hold directly or indirectly 100% of the ownership interests in and maintains control over such NEER ROFO project or any sale of NEE Equity’s or its affiliates’ direct or indirect interests in NEP OpCo. However, NextEra Energy Resources is not obligated to sell the NEER ROFO projects and, therefore, the Company does not know when, if ever, these projects will be offered to NEP OpCo. Even if an offer is made to NEP OpCo, NEP OpCo and NextEra Energy Resources may not reach an agreement on the terms for the sale of the applicable NEER ROFO project.

Right of First Refusal (ROFR) Agreement
The Company and NEP OpCo have granted NextEra Energy Resources a right of first refusal on any proposed sale of any NEP OpCo asset. Pursuant to the terms of the Right of First Refusal Agreement, dated as of August 4, 2017, among the Company, NEP OpCo and NextEra Energy Resources, prior to engaging in any negotiation regarding any sale of a NEP OpCo asset, NEP OpCo must first negotiate for 30 days with NextEra Energy Resources to attempt to reach an agreement on a sale of such asset to NextEra Energy Resources or any of its subsidiaries. If an agreement is not reached within the initial 30-day period, NEP OpCo will be able for a 30-day period to negotiate with any third party for the sale of such asset, but prior to accepting any third party offer, NEP OpCo will be required to restart negotiations with NextEra Energy Resources for the next 30 days and will not be permitted to sell the applicable asset to the third party making the offer if NextEra Energy Resources agrees to terms substantially consistent with those proposed by such third party. If, by the end of the second 30-day period, NextEra Energy Resources and NEP OpCo have not reached an agreement, NEP OpCo will have the right to sell such asset to such third party within 30 days.
Licensing Agreements
Under a trademark licensing agreement, NextEra Energy has granted the Company a limited, personal, non-exclusive, non-transferable, non-assignable license to use the names “NextEra” and “NextEra Energy” in the U.S. The licensing agreement can be amended only by written agreement of the parties to such agreement.
Registration Rights Agreement
The Company entered into a registration rights agreement with NextEra Energy pursuant to which NextEra Energy and its affiliates, including NEE Equity, are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for the Company’s common units that it owns or acquires, including through the exchange of NEE Equity’s common units of NEP OpCo for the Company’s common units in accordance with the Exchange Agreement, as amended, among NEE Equity, NEP OpCo, NextEra Energy Partners GP, Inc. and the Company, dated as of July 1, 2014 (the “Exchange Agreement”).
Exchange Agreement
The Company entered into the Exchange Agreement with NEP OpCo and NEE Equity, under which NEE Equity can tender NEP OpCo units for redemption to NEP OpCo. NEE Equity has the right to receive, at its election, either common units of the Company or a cash amount equal to the net proceeds from the sale by the Company of an equivalent number of the Company’s common units issued to fund such redemption; provided that NEP OpCo will only be required to pay the cash amount to the extent it has received corresponding capital contributions from the Company, although the Exchange Agreement does not require the Company to make such capital contributions. In addition, the Company has the right but not the obligation, to directly purchase such tendered common units for, subject to the approval of the Company’s Conflicts Committee, cash or the Company’s common units. The Exchange Agreement also provides that, subject to certain exceptions, NEE Equity does not have the right to exchange its NEP OpCo units if NEP OpCo or the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Company may be subject.
If NEE Equity elects to receive the Company’s common units in exchange for NEE Equity’s tendered NEP OpCo units, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits, combinations of units and similar events. If NEE Equity elects to receive cash in exchange for NEE Equity’s tendered NEP OpCo units, or if the Company exercises its right to purchase tendered NEP OpCo units for cash, the amount of cash payable will be based on the net proceeds received by the Company in a sale of an equivalent number of NEP’s common units.
Desert Sunlight, Nokota and Javelina Acquisition
On November 20, 2017, an indirect subsidiary of the Company acquired an indirect 25.9% interest in Desert Sunlight Investment Holdings, LLC and 100% of each of Nokota Wind Holdings, LLC, and Javelina Wind Funding, LLC for approximately $812 million, subject to customary working capital and other adjustments, plus the assumption of approximately $459 million in existing liabilities related to differential membership interests. Nokota Wind Holdings, LLC owns 100% of the Class A membership interests of Nokota Wind, LLC, that indirectly owns two wind generation facilities, Brady Wind I and Brady Wind II, with a combined generating capacity of approximately 299 MW, located in Hettinger and Stark counties, North Dakota. Javelina Wind Funding, LLC owns 100% of the Class A membership interests of Javelina Wind Energy Holdings, LLC, that owns an approximately 250 MW wind generation facility, Javelina I, located in Webb County, Texas.

NEP Renewables Acquisition and Financing
On December 20, 2018, an indirect subsidiary of the Company (“NEP Renewables Holdings”) acquired a 100% of the membership interests in NEP Renewables, LLC (“NEP Renewables”), which owns 100% of the membership interests in each of:
•
Breckinridge Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Breckinridge Wind Project, LLC, a project company that owns an approximately 98 megawatt (MW) wind generation facility located in Oklahoma;

•
Carousel Wind Holdings, LLC, which owns 100% of the Class A membership interests of Carousel Wind Farm, LLC, a project company that owns an approximately 150 MW wind generation facility located in Colorado;

•
Monarch Wind Holdings, LLC, which owns 100% of the Class A membership interests of Monarch Wind, LLC, which indirectly owns two wind generation facilities, Javelina II and Rush Springs Wind, with a combined generating capacity of approximately 450 MW, located in Texas and Oklahoma, respectively;

•
Mountain View Solar Holdings, LLC, which owns Mountain View Solar, LLC, a project company that owns a 20 MW solar generation facility located in Nevada;

•
Pacific Plains Wind Class A Holdings, LLC, which owns 100% of the Class A membership interests of Pacific Plains Wind, LLC, which indirectly owns three wind generation facilities, Bluff Point, Cottonwood and Golden Hills North, with a combined generating capacity of approximately 255 MW, located in Indiana, Nebraska and California, respectively; and

•
Palomino Wind Holdings, LLC, which owns 100% of the Class A membership interests of Palomino Wind, LLC, which indirectly owns three wind generation facilities located in Kansas, Kingman I, Kingman II and Ninnescah, with a combined generating capacity of approximately 415 MW.

In exchange for the membership interests in NEP Renewables, NEP Renewable Holdings paid a total purchase price to NextEra Energy Resources of approximately $1,275 million in cash consideration, excluding working capital and other adjustments, and assumed approximately $930 million in existing noncontrolling interests related to differential membership interests and $38 million of existing debt.
On December 21, 2018, NEP sold 100% of the non-controlling Class B interest in NEP Renewables for approximately $750 million (the “Class B Investment”) to Western Renewable Partners LLC, a wholly owned subsidiary of a fund managed by BlackRock Global Energy & Power Infrastructure, an affiliate of BlackRock Inc. The Class B Investment represents an approximately 59% investment in NEP Renewables, subject to the specified conditions set forth in the membership purchase agreement and working capital adjustments. NEP Renewables Holdings will retain 100% of the Class A interest, representing an approximately 41% investment in NEP Renewables.
March 2019 Acquisition and Financing
On March 4, 2019, an indirect subsidiary the Company, NextEra Energy Partners Acquisitions, LLC (“NEP Acquisitions”), entered into a purchase and sale agreement with NEP US SellCo, LLC (the “Seller”) and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources. Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire (the “Acquisition”) from the Seller an approximately 611 MW unlevered portfolio of wind and solar projects. The Acquisition is expected to close during the second quarter of 2019 for a total purchase price of approximately $1,020 million, subject to customary working capital and other adjustments. Prior to closing, NEP Acquisitions will transfer to its indirect subsidiary, NEP Renewables II, LLC (“NEP Renewables II”), the ownership interests purchased from NextEra Energy Resources in the Acquisition, as well as the interests in four existing wind projects indirectly owned by NEP.
On March 4, 2019, the Company and two of its indirect subsidiaries, NEP Renewables Holdings II, LLC (“NEP Renewables Holdings II”) and NEP Renewables II, entered into a membership interest purchase agreement with Nitrogen TL Borrower LLC, which is owned by funds managed by Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) for the purpose of financing the Acquisition and the recapitalization of the four existing wind projects described above. KKR has committed to pay approximately $900 million to NEP Renewables Holdings II for 100% of the noncontrolling Class B membership interest in NEP Renewables II, subject to the specified conditions set forth in the membership purchase agreement.
NEP Renewables Holdings II will retain 100% of the Class A membership interest and NEP will consolidate NEP Renewables II.

Executive Officers
The executive officers of the Company as of March 1, 2019 are as follows:
Name	Age	Position(1)
James L. Robo(2)	56	Chief Executive Officer
Mark E. Hickson(3)	52	Executive Vice President, Strategy and Corporate Development
Rebecca Kujawa(4)	43	Chief Financial Officer
John W. Ketchum(5)	48	President
Charles E. Sieving(6)	46	General Counsel
James May(7)	42	Controller and Chief Accounting Officer
Paul I. Cutler(8)	59	Treasurer and Assistant Secretary
(1)
The executive officers are appointed annually by the Board. The current executive officers were appointed by the Board in August 2017.

(2)
Chief executive officer since August 2017. President and chief executive officer of NextEra Energy since July 2012. President and chief operating officer of NextEra Energy from December 2006 to June 2012.

(3)
Executive vice president, strategy and corporate development since August 2017. Executive vice president, corporate development, strategy, quality and integration of NextEra Energy since May 2017. Senior vice president, corporate development, strategy, quality and integration of NextEra Energy from May 2016 to May 2017. Senior vice president, corporate development and strategic initiatives of NextEra Energy from February 2015 to May 2016. Vice president, strategy and corporate development of NextEra Energy from May 2012 to February 2015.

(4)
Chief financial officer since March 1, 2019. Executive vice president, finance & chief financial officer of NextEra Energy since March 1, 2019. Vice president, business management of NextEra Energy Resources from 2012 until March 2019.

(5)
President since March 1, 2019. Chief financial officer from August 2017 until March 2019. Executive vice president, finance and chief financial officer of NextEra Energy from March 2016 to March 2019. Senior vice president, finance of NextEra Energy from February 2015 to March 2016. Senior vice president, business management and finance of NextEra Energy from December 2013 to February 2015.

(6)
General counsel since August 2017. Executive vice president & general counsel of NextEra Energy since 2008.

(7)
Controller and chief accounting officer since March 1, 2019. Vice president, controller and chief accounting officer of NextEra Energy since March 1,2019. Controller of NextEra Energy Resources from April 2015 until March 2019. Director of Accounting of NextEra Energy Resources from July 2013 to April 2015.

(8)
Treasurer and assistant secretary since August 2017. Treasurer of NextEra Energy since 2003.

AUDIT-RELATED MATTERS
Audit Committee Report
The Audit Committee submits the following report for 2018:
In accordance with the written Audit Committee Charter, the Audit Committee of the Company (the “Audit Committee”) assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets and discusses, among other things, the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.
As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging the duties of the Audit Committee, the Audit Committee has relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.
The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the Company’s financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence. The Audit Committee also reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and satisfied itself as to the firm’s independence and discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.
The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2018 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.
Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.
In addition, and in accordance with its audit committee charter, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Respectfully submitted,
Robert J. Byrne, Chair
Susan D. Austin
Peter H. Kind

Fees Paid to Deloitte & Touche
The following table presents fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2018 and 2017.
	2018	2017
Audit Fees(1)	$ 2,283,000	$ 2,088,000
Audit-Related Fees(2)	2,211,000	2,067,000
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$ 4,494,000	$ 4,155,000
(1)
Audit fees consist of fees billed for professional services rendered for the audit of NextEra Energy Partners’ annual consolidated financial statements for the fiscal year and the reviews of the financial statements included in Quarterly Reports on Form 10-Q during the fiscal year and the audit of effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy Partners’ consolidated financial statements and are not reported under audit fees. These fees primarily related to audits of subsidiary (non-SEC registrant) financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Audit and audit-related services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified audit and audit-related services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any audit or audit-related service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. In addition, the Audit Committee approves all services other than audit and audit-related services performed by Deloitte & Touche in advance of the commencement of such work. The Audit Committee has delegated to the chair of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the audit committee, provided any such decision is presented to the Audit Committee at its next regularly scheduled meeting.
In 2018 and 2017, no services provided to NextEra Energy Partners by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (which provides for a waiver of the otherwise applicable pre-approval requirement if certain conditions are met). Additionally, none of the services were approved after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
All of the executive officers of the Company are also employees of NextEra Energy. NextEra Energy compensates these officers for the performance of their duties as employees of NextEra Energy, which include managing NextEra Energy Partners. NextEra Energy does not allocate this compensation between services for the Company and services for NextEra Energy and its affiliates. Affiliates of NextEra Energy provide the Company various general and administrative services, such as technical, commercial, regulatory, financial, accounting, treasury, tax and legal staffing and related support services, pursuant to a Management Services Agreement, for which the Company pays a management services fee.
The Named Executive Officers for the year ended December 31, 2018 are James L. Robo (chief executive officer) and John W. Ketchum (chief financial officer). The 2019 NextEra Energy proxy statement will include disclosure of the compensation of these officers, who also serve as executive officers of NextEra Energy, received from NextEra Energy for the performance of their duties as employees of NextEra Energy.
In February 2018, as part of NextEra Energy’s Compensation Committee’s setting of 2018 long-term performance-based incentive compensation for its executive officers, the Compensation Committee expressed its preference that a portion of the long-term performance-based incentive compensation to be awarded to executive officers who are also officers of NextEra Energy Partners be granted in the form of performance-based restricted common units of the Company (“NEP Awards”). The Compensation Committee concluded that the proposed NEP Awards would further align the incentive compensation of these executive officers to activities that promote the growth of long-term value for shareholders of NextEra Energy. After considering this and other factors, in February 2018, the Board approved grants of NEP Awards to those executive officers of NextEra Energy who are also officers of the Company, as well as to other officers and employees of NextEra Energy or its affiliates who are responsible for significant Company activities.
The NEP Awards received by executive officers did not increase the executive officers’ overall incentive compensation opportunity, but instead replaced on a dollar-for-dollar basis approximately 7% of the aggregate grant date value of the portion of their long-term performance-based awards in 2018 that otherwise would have been issued in the form of performance-based restricted stock of NextEra Energy. The performance objective for NEP Awards is adjusted EBITDA of $400 million. Therefore, the NEP Awards granted in 2018, which would otherwise vest ratably in 2019, 2020 and 2021, will not vest unless and until the Board certifies that NEP’s adjusted EBITDA for each of 2019, 2020 and 2021 equals or exceeds $400 million.
The NEP Awards were made pursuant to the NextEra Energy Partners, LP 2014 Long Term Incentive Plan (“2014 Long Term Incentive Plan”). The Company will be reimbursed by NextEra Energy for the grant date fair value of all NEP Awards granted to employees and officers of the NextEra Energy or its affiliates.
Compensation Committee Report
The Board does not have a compensation committee. The Board, acting in lieu of a compensation committee, has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Board recommended that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2019 annual meeting of unitholders.
Respectfully submitted,
By the members of the Board of Directors of
NextEra Energy Partners:
James L. Robo
Susan D. Austin
Robert J. Byrne
Mark E. Hickson
John W. Ketchum
Peter H. Kind
Armando Pimentel, Jr.

DIRECTOR COMPENSATION
2018 Non-Employee Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Unit Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Susan D. Austin	$65,000	$115,087	$-	$-	$-	$-	$180,087
Robert J. Byrne(2)	-	-	-	-	-	-	-
Peter H. Kind	80,000	115,087	-	-	-	-	195,087
James N. Suciu	80,000	115,087	-	-	-	-	195,087
(1)
Non-employee directors received  NextEra Energy Partners common units in an amount determined by dividing $115,000 by the closing price of the common units on the date of grant, rounded up to the nearest ten units. On February 20, 2018, each non-employee director then in office received a grant of 2,870 units valued at $40.10 per unit. Distributions are paid on the units in cash.

(2)
Mr. Byrne joined the Board on December 21, 2018 and did not receive any compensation in 2018.

Additional Information About Director Compensation
The table above includes compensation information for the non-employee directors of NextEra Energy Partners for 2018. NextEra Energy Partners directors who are salaried employees of NextEra Energy Partners or any of its affiliates or subsidiaries do not receive any additional compensation for serving as a director or committee member. Effective January 1, 2019, non-employee directors received an annual cash retainer of  $70,000 plus a number of units of NextEra Energy Partners common units determined by dividing $120,000 by the closing price of NextEra Energy Partners common units on the grant date, rounded up to the nearest ten units. Non-employee director grants were made under the 2014 Long Term Incentive Plan.
The annual retainers for 2019 were paid on February 19, 2019, at which time the non-employee directors of NextEra Energy Partners were each granted 2,820 units of NextEra Energy Partners common units. These units are generally not transferable until the director ceases to be a member of the Board. Non-employee Board committee chairpersons receive an additional annual cash retainer of  $15,000. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.
Director Unit Ownership Policy
Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and unitholders, all directors are required to own NextEra Energy Partners common units in an amount equal to at least five times the non-management director annual cash retainer within the later of three years of beginning service as a Board member or April 26, 2020. See Common Unit Ownership of Certain Beneficial Owners and Management for information about director ownership of NextEra Energy Partners common units as of February 22, 2019.

UNITHOLDER PROPOSALS FOR 2020 ANNUAL MEETING
Proposals on matters appropriate for unitholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by unitholders for inclusion in the proxy statement and form of proxy for the 2020 annual meeting of unitholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than November 7, 2019. In the event the 2020 annual meeting of unitholders is more than 30 days from the date of the 2019 annual meeting, the deadline will be a reasonable time before the Company begins to print and send its proxy materials. The submission of such proposals by unitholders is subject to regulation by the SEC pursuant to Rule 14a-8. Under our Partnership Agreement, unitholder proposals may only be submitted under Rule 14a-8.
Unitholder proposals should be sent to the attention of the Corporate Secretary by mail, by personal delivery to NextEra Energy Partners, LP, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or by facsimile to 561-691-7702.
NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement will not be deemed to be “soliciting material” or “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or the Company specifically incorporates such information by reference into a document filed with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on, or accessible through, these websites is not part of this proxy statement.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E59698-P19904 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1b. Robert J. Byrne 1a. Susan D. Austin 1c. Peter H. Kind 1d. James L. Robo THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED: NEXTERA ENERGY PARTNERS, LP 1. Election as directors of the nominees specified in the proxy statement Nominees: The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof. The units represented by this proxy card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR all nominees listed in proposal 1 and FOR proposals 2 and 3. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy will vote in their discretion. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3: 2. Ratification of appointment of Deloitte & Touche LLP as NextEra Energy Partners’ independent registered public accounting firm for 2019 3. Approval, by non-binding advisory vote, of NextEra Energy Partners’ compensation of its named executive officers as disclosed in the proxy statement For Against Abstain For Against Abstain SCAN TO VIEW MATERIALS & VOTE w 700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408 VOTE BY INTERNET - www.proxyvote.com/NEP or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E59699-P19904 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE UNITHOLDER MEETING TO BE HELD ON APRIL 22, 2019: The proxy statement and annual report to security holders are available at www.proxyvote.com/NEP Annual Meeting Admission Ticket Admission: This ticket, along with a form of picture identification, admits the named unitholder(s). Security: For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. NextEra Energy Partners’ 2019 Annual Meeting of Unitholders will be held at 2:00 p.m. Eastern time on April 22, 2019, at NextEra Energy Partners’ principal offices at 700 Universe Boulevard, Juno Beach, Florida. If you plan to attend the Annual Meeting of Unitholders, please bring this Admission Ticket. If you require special assistance, call NextEra Energy Partners Unitholder Services at 855-297-7440. NEXTERA ENERGY PARTNERS, LP PROXY Annual Meeting of Unitholders-April 22, 2019 This proxy is solicited on behalf of the Board of Directors. The unitholder(s) signing on the reverse side hereby appoint(s) W. Scott Seeley and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all units of NextEra Energy Partners, LP that such unitholder(s) would be entitled to vote at the Annual Meeting of Unitholders of NextEra Energy Partners, LP to be held April 22, 2019, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.